UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2017

CORBUS PHARMACEUTICALS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37348	46-4348039
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 River Ridge Drive, Norwood, MA	02062
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 963-0100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 7.01. Regulation FD Disclosure.

On October 19, 2017, Corbus Pharmaceuticals Holdings, Inc. (the “Company”) issued a press release announcing positive topline results from its Phase 2 study in dermatomyositis. A copy of the press release is attached hereto as Exhibit 99.1.

The information in this Current Report on Form 8-K under Item 7.01, including the information contained in Exhibit 99.1, is being furnished to the Securities and Exchange Commission, and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by a specific reference in such filing.

Item 8.01. Other Events

On October 19, 2017, the Company announced positive topline results from its 16-week Phase 2 study of safety and efficacy of anabasum in dermatomyositis (“DM”). The mean improvement (reduction) in the primary efficacy outcome, the Cutaneous Dermatomyositis Disease Area and Severity Index (“CDASI”) activity score, a validated outcome measure of skin disease severity, was 9.3 points for anabasum treatment at the end of the study versus a reduction of 3.7 points for placebo treatment (p = 0.04). Anabasum also outperformed placebo in multiple secondary efficacy outcomes studied. Anabasum was well tolerated with no severe or serious side effects associated with the drug. No subjects dropped out.

Study Design

The single center, double-blind, randomized, placebo-controlled trial enrolled 22 adult subjects in a 1 to 1 ratio of anabasum to placebo cohorts. At baseline, subjects in each cohort had a mean CDASI activity score in the severe range and skin symptoms in the extremely severe range despite background treatment with immunosuppressive drugs in 19 of the 22 subjects. Demographic parameters, CDASI activity scores, patient-reported outcomes, and use of immunosuppressive drugs at baseline were similar for anabasum and placebo cohorts. Subjects received anabasum 20 mg QD through week 4, then anabasum 20 mg BID through week 12 with safety and efficacy follow-up thereafter through week 16. All subjects remained on their background standard-of-care therapy throughout the study.

Primary Efficacy Endpoint

Improvement in CDASI activity scores in the anabasum cohort were ≥ 7.5 points and consistently superior to improvement in the placebo cohort from week 6 to end of study. The mean improvement (reduction) in CDASI activity score for the anabasum cohort (20 mg QD followed by 20 mg BID) from day 1 to end of study was 9.3 points versus 3.7 points for the placebo cohort (p = 0.04, 2-sided MMRM). The greater degree of improvement versus placebo in CDASI activity score occurred during dosing with anabasum 20 mg BID (treatment effect 6.3 points at end of study, p = 0.02, 2-sided MMRM). Improvement in CDASI activity score ≥ 4 points has been correlated with improvement in patient-reported quality of life outcomes, pain and physician global assessment.

Secondary Efficacy Endpoints and Safety Outcomes

Improvements across multiple secondary efficacy outcomes were seen in the anabasum cohort versus the placebo cohort, including statistically significant improvement in CDASI Damage Index (p = 0.04) and patient-reported symptoms and functioning. Anabasum was well tolerated and demonstrated a favorable safety profile with no serious or severe side effects related to the study drug and no study discontinuations.

The dermatomyositis trial was funded by a grant from the National Institute of Arthritis and Musculoskeletal and Skin Diseases of the National Institutes of Health to the University of Pennsylvania Perelman School of Medicine.

Forward- Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to the Company’s product development, clinical trials, clinical and regulatory timelines, market opportunity, competitive position, possible or assumed future results of operations, business strategies, potential growth opportunities and other statement that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company’s filings with the Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release, dated October 19, 2017 by Corbus Pharmaceuticals Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORBUS PHARMACEUTICALS HOLDINGS, INC.

Dated: October 19, 2017	By:	/s/ Yuval Cohen
	Name:	Yuval Cohen
	Title:	Chief Executive Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated October 19, 2017 by Corbus Pharmaceuticals Holdings, Inc.